Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports First-quarter Financial Results

Company reaffirms guidance for 2012 based on continued solid demand in both Cranes and Foodservice segments

MANITOWOC, Wis. – May 3, 2012 – The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $860.1 million for the first quarter of 2012, an increase of 17.5 percent compared to sales of $732.2 million in the first quarter of 2011. The sales increase was driven by a 29.3 percent increase in Crane segment sales, coupled with a 3.8 percent increase in Foodservice segment sales.

On a GAAP basis, the company reported net earnings of $0.1 million, or $0.00 per diluted share, in the first quarter versus a net loss of $52.4 million, or a loss of $0.40 per diluted share, in the first quarter of 2011. Both periods included special items. Excluding special items in both quarters, the adjusted earnings from continuing operations were $0.8 million, or $0.01 per diluted share, in the first quarter of 2012, versus an adjusted loss of $13.5 million, or a loss of $0.10 per diluted share, in the first quarter of 2011. A reconciliation of GAAP net earnings to net earnings before special items for the quarter is provided later in this press release.

First-quarter 2012 income tax expense was $12.4 million, or 113.7 percent of pre-tax income. This unusual first-quarter effective tax rate was due to the geographical mix of earnings in the quarter and the impact of losses in certain jurisdictions where the company is not able to recognize a related income tax benefit under GAAP. The company anticipates that its full-year effective tax rate will be in the high 30 percent range.

“Our first-quarter results create a strong foundation for Manitowoc given robust top-line growth of 18 percent and a 150-basis point improvement in operating margins in this seasonally soft quarter,” Glen E. Tellock, Manitowoc’s chairman and chief executive officer commented. “The core tenets of our strategy – superior products, unrivaled aftermarket support, capitalizing on global growth opportunities, and driving operational efficiencies – continue to differentiate us in the marketplace and solidify our position as a leading manufacturer of cranes and foodservice equipment.”

“Execution against our strategic goals, with a focus on Economic Value-Added (EVA), is an integral part of our corporate culture. This mindset also extends to our balance sheet as we further improve our financial position through increased profitability and enhanced cash flow,” Tellock continued. “Looking ahead, we expect continued solid demand levels for Cranes and pockets of strength across end markets and geographies in Foodservice. Thus, we remain confident in our full-year 2012 outlook.”

Crane Segment Results

First-quarter 2012 net sales in the Crane segment were $507.9 million, up 29.3 percent from $392.8 million in the first quarter of 2011, driven primarily by continued growth in the Americas region, as well as sustained demand in most emerging markets mitigated by weakness in European markets.

Crane segment operating earnings for the first quarter of 2012 increased to $22.5 million compared to $12.4 million in the same period last year. This resulted in an operating margin of 4.4 percent for the first quarter of 2012, up from 3.2 percent in the same period in 2011. The year-over-year increase in margin was due to absorption benefits of higher sales volume, partially offset by commodity costs and product sales mix. Crane segment backlog totaled $931 million as of March 31, 2012, a 16 percent increase from $800 million in the prior-year quarter. First-quarter 2012 orders of $675 million were 10 percent higher than the first quarter of 2011. This is particularly noteworthy because orders in the first-quarter of 2011 benefited from ConEXPO, while no similar trade show was held in the first quarter of 2012.

“The first-quarter Crane segment results reflect another quarter of strong order intake driven by robust demand in the Americas region, as well as growing interest in the new products we introduced in 2011. In addition, our backlog reached the highest levels since before the recession and represented a book-to-bill ratio of 1.3 times,” Tellock explained. “In Latin America, I am pleased to announce the recent opening of our new facility in Brazil, which began manufacturing in April, with the first deliveries expected in mid-year. The facility, located in Passo Fundo, gives us a competitive advantage as the first global crane manufacturer to produce rough-terrain cranes in this part of the world.”

Foodservice Segment Results

First-quarter 2012 net sales in the Foodservice segment were $352.2 million, up 3.8 percent from $339.4 million in the first quarter of 2011. The year-over-year increase was driven by strengthening sales of new products and continued penetration in certain end markets and geographies.

Foodservice operating earnings for the first quarter of 2012 were $51.3 million, up 24.2 percent versus $41.3 million for the first quarter of 2011. This resulted in a Foodservice segment operating margin of 14.6 percent for the first quarter of 2012, compared to an operating margin of 12.2 percent for the prior-year period. The year-over-year increase in margin was due to higher sales volumes, improved operating efficiencies, and a favorable product sales mix.

“Momentum in our Foodservice segment continued with strong first-quarter results, as new product successes and solid demand in select end markets and geographies drove our eighth consecutive year-over-year quarterly sales increase. As a result of the successful strategies we have implemented over the past few years, such as rationalizing our manufacturing footprint, streamlining our manufacturing processes, and investing in innovative technologies, we continue to enhance the profitability of Foodservice and have additional opportunities for future improvements,” Tellock added.

Cash Flow

Cash flow used for operating activities of continuing operations in the first quarter of 2012 was $129.6 million, driven by cash used for working capital to support the seasonal growth in both segments. Use of cash in the first semester of the year is consistent with the normal seasonal pattern for the company. Cash flow used for capital expenditures during the quarter was $14.2 million.

2012 Guidance

Given first-quarter results that were in-line with expectations, the company is reaffirming its full-year guidance for 2012.

For the full-year 2012, Manitowoc expects:

• Crane revenue — 10 to 15% year-over-year percentage growth
• Crane operating earnings — 30 to 40% year-over-year percentage increase
• Foodservice revenue — high single-digit percentage growth
• Foodservice operating earnings — 10 to 15% year-over-year percentage increase
• Capital expenditures — approximately $80 million
• Depreciation & amortization — approximately $120 million
• Interest expense — full-year reduction of $25 to $30 million versus 2011

• Amortization of deferred financing fees — approximately $10 million
• Debt reduction — target of $150 to $200 million, which should reduce total leverage by at least one turn

Investor Conference Call

On May 4 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its first-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manu-facturer with over 115 manufacturing, distribution, and service facilities in 25 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world’s leading innovators and manufacturers of commercial foodservice equipment, which includes 25 market-leading brands of hot- and cold-focused equipment. In 2011, Manitowoc’s revenues totaled $3.7 billion, with more than half of these revenues generated outside of the United States.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  unanticipated issues affecting the effective tax rate for the year;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•                  the ability to capitalize on key strategic opportunities;

•                  the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•                  pressure of financing leverage;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•                  global expansion of customers;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  issues related to new plant start-ups;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions and subsequent rehiring;

•                  work stoppages, labor negotiations, labor rates, and temporary labor costs;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

For more information:

Carl J. Laurino
Senior Vice President and Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three Months Ended March 31, 2012 and 2011

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended
	March 31,
	2012	2011

Net sales	$860.1	$732.2
Cost of sales	653.9	551.7
Gross profit	206.2	180.5

Engineering, selling and administrative expenses	148.4	140.2
Restructuring expense	0.6	0.8
Amortization expense	9.6	9.7
Other	—	0.1
Operating earnings (loss)	47.6	29.7
Amortization of deferred financing fees	(2.0)	(3.4)
Interest expense	(33.0)	(39.4)
Loss on debt extinguishment	—	(3.6)
Other income - net	(1.7)	0.9
Earnings (loss) from continuing operations before taxes on income	10.9	(15.8)
Provision (benefit) for taxes on income	12.4	1.4

Earnings (loss) from continuing operations	(1.5)	(17.2)

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(0.3)	(2.7)
Loss on sale of discontinued operations, net of income taxes	—	(33.4)
Net earnings (loss)	(1.8)	(53.3)
Less net loss attributable to noncontrolling interests	(1.9)	(0.9)
Net earnings (loss) attributable to Manitowoc	$0.1	$(52.4)

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	$0.4	$(16.3)
Earnings (loss) from discontinued operations, net of income taxes	(0.3)	(2.7)
Loss on sale of discontinued operations, net of income taxes	—	(33.4)
Net earnings (loss) attributable to Manitowoc	$0.1	$(52.4)

BASIC EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.00	$(0.12)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	(0.02)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.26)
BASIC EARNINGS (LOSS) PER SHARE	$0.00	$(0.40)

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.00	$(0.12)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	(0.02)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.26)
DILUTED EARNINGS (LOSS) PER SHARE	$0.00	$(0.40)

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,550,681	130,448,118
Average Shares Outstanding - Diluted	133,681,776	130,448,118

SEGMENT SUMMARY

	Three Months Ended
	March 31,
	2012	2011
Net sales from continuing operations:
Cranes and related products	$507.9	$392.8
Foodservice equipment	352.2	339.4
Total	$860.1	$732.2

Operating earnings (loss) from continuing operations:
Cranes and related products	$22.5	$12.4
Foodservice equipment	51.3	41.3
General corporate expense	(16.0)	(13.4)
Restructuring expense	(0.6)	(0.8)
Amortization	(9.6)	(9.7)
Other	—	(0.1)
Total	$47.6	$29.7

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three Months Ended March 31, 2012 and 2011

(In millions)

BALANCE SHEET

	March 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and temporary investments	$73.5	$71.3
Restricted cash	7.1	7.2
Accounts receivable - net	319.2	297.0
Inventories - net	777.1	668.7
Deferred income taxes	119.3	117.8
Other current assets	98.4	77.8
Total current assets	1,394.6	1,239.8

Property, plant and equipment - net	562.9	568.2
Intangible assets - net	2,015.2	2,016.6
Other long-term assets	143.0	140.6
TOTAL ASSETS	$4,115.7	$3,965.2

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$850.5	$869.8
Short-term borrowings	99.2	79.1
Customer advances	27.1	35.1
Product warranties	94.4	93.8
Product liabilities	27.9	26.8
Total current liabilities	1,099.1	1,104.6

Long-term debt	1,944.2	1,810.9
Other non-current liabilities	574.6	576.2
Stockholders’ equity	497.8	473.5
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,115.7	$3,965.2

CASH FLOW SUMMARY

	Three Months Ended
	March 31,
	2012	2011
Net earnings (loss) attributable to Manitowoc	$0.1	$(52.4)
Non-cash adjustments	32.3	75.1
Changes in operating assets and liabilities	(162.0)	(158.8)
Net cash provided from (used for) operating activities of continuing operations	(129.6)	(136.1)
Net cash provided from (used for) operating activities of discontinued operations	(0.3)	(18.2)
Net cash provided from (used for) operating activities	(129.9)	(154.3)
Capital expenditures	(14.2)	(7.6)
Restricted cash	0.1	(0.4)
Proceeds from sale of business	—	143.6
Proceeds from sale of fixed assets	—	0.8
Proceeds from (payments on) borrowings - net	155.4	6.0
Proceeds from (payments on) receivable financing - net	(11.5)	(0.7)
Stock options exercised	1.2	0.7
Debt issuance costs	(0.1)	—
Effect of exchange rate changes on cash	1.2	0.6
Net increase (decrease) in cash & temporary investments	$2.2	$(11.3)

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of March 31, 2012 was $360.9 million. The reconciliation of net income attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net income attributable to Manitowoc	$42.1
Loss from discontinued operations	1.3
Loss on sale of discontinued operations	1.3
Depreciation and amortization	116.4
Interest expense and amortization of deferred financing fees	149.5
Costs due to early extinguishment of debt	26.1
Restructuring charges	5.6
Income taxes	26.9
Other	(8.3)
Adjusted EBITDA	$360.9

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended
	March 31,
	2012	2011

Net earnings (loss) attributable to Manitowoc	$0.1	$(52.4)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.3	2.7
(Gain) loss on sale of discontinued operations	—	33.4
Early extinguishment of debt	—	2.3
Restructuring expense	0.4	0.5
Net earnings before special items	$0.8	$(13.5)

Diluted earnings (loss) per share	$0.00	$(0.40)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.00	0.02
(Gain) loss on sale of discontinued operations	—	0.26
Early extinguishment of debt	—	0.02
Restructuring expense	0.00	0.00
Diluted earnings per share before special items	$0.01	$(0.10)